UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 10, 2013

EMPIRE PETROLEUM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-16653	73-1238709
(Commission File Number)	(IRS Employer Identification No.)

6506 S. Lewis Ave., Suite 112

Tulsa, OK 74136-1020

(Address of Principal Executive Offices) (Zip Code)

(918) 488-8068

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 10, 2013, Empire Petroleum Corporation (the "Company") held its 2013 Annual Meeting of Stockholders (the "Annual Meeting"). A total of 91,564,485 shares of the Company’s common stock were entitled to vote as of June 3, 2013, the record date for the Annual Meeting. There were 63,628,024 shares present, in person or by proxy, at the Annual Meeting (or 69.5% of the outstanding shares), at which the stockholders were asked to vote on three proposals. Set forth below are the matters acted upon by the stockholders at the Annual Meeting, and the final voting results of each such proposal.

Proposal 1 — Election of Directors

The stockholders voted to elect three directors to serve for a one-year term expiring at the annual meeting of stockholders in 2014 and until their successors are duly elected and qualified. The results of the vote were as follows:

				Broker
	For	Against	Abstain	Non-Votes
Albert E. Whitehead	61,871,152	1,255,166	501,706	-0-
Montague H. Hackett, Jr.	63,126,152	166	501,706	-0-
Kevin R. Seth	63,126,152	166	501,706	-0-

Proposal 2 — Amendment to Certificate of Incorporation

The stockholders voted to (a) authorize the Board of Directors of the Company to effect, in its discretion prior to December 31, 2013, a reverse stock split of the issued and outstanding shares of Common Stock, par value $0.001, and any shares held in treasury, at a reverse stock split ratio of 1-for-12, and (b) approve a corresponding amendment to the Company’s Certificate of Incorporation, in the form attached to the proxy statement as Annex A, to effect the reverse stock split, subject to the Board of Director’s authority to abandon such amendment. The results of the vote were as follows:

			Broker
For	Against	Abstain	Non-Votes
62,804,379	817,146	6,499	-0-

Proposal 3 — Ratification of Appointment of

Independent Registered Public Accounting Firm

The stockholders voted to ratify the appointment of HoganTaylor LLP as the Company’s independent registered public accounting firm for 2013. The results of the vote were as follows:

			Broker
For	Against	Abstain	Non-Votes
63,540,058	86,466	1,500	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION

Date: July 17, 2013	By:	/s/ Albert E. Whitehead
Albert E. Whitehead, CEO and President